UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2008

Adolor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30039	31-1429198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2008, Adolor Corporation ( the “Company”) announced that it had entered into a letter agreement (the “Letter Agreement”) between the Company and Mr. Stephen Webster, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference. Pursuant to the Letter Agreement, Mr. Webster will serve as Senior Vice President, Finance and Chief Financial Officer reporting to Michael Dougherty, the Company’s President and Chief Executive Officer. Mr. Webster is expected to join the Company on or about June 30, 2008. Pursuant to the Letter Agreement, Mr. Webster will receive an annual base salary of $325,000 and be eligible for an annual bonus target of 30% of base salary based upon performance against individual objectives and achievement of Company milestones. Mr. Webster is eligible to participate in the Company’s stock option program and will receive options to purchase 125,000 shares of the Company’s common stock upon commencement of his employment. These options will vest over four years at a rate of 1/48th per month, subject to a three month waiting period.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement attached hereby as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 9, 2008, Thomas Hess delivered his resignation as Vice President, Finance and Chief Financial Officer of the Company effective June 27, 2008. The Company’s press release announcing the resignation is attached hereto as Exhibit 99.1

(c) On June 13, 2008, the Company announced the appointment of Stephen Webster, MBA as Senior Vice President, Finance and Chief Financial Officer. Mr. Webster is expected to join the Company on or about June 30, 2008. Mr. Webster, who is 47 years old, will serve as Senior Vice President, Finance and Chief Financial Officer reporting to Michael Dougherty, President and Chief Executive Officer of the Company.

From 2007 until joining Adolor, Mr. Webster has been Managing Director, Investment Banking Division, Health Care Group for Broadpoint Capital (formerly First Albany Capital). From 2000 to 2006, he was with Neuronyx, Inc., a development stage biotechnology company, as President from 2000 to 2006, and Chief Executive Officer from 2003 to 2006. From 1987 to 2000 he served in several positions of increased responsibility including as Director, Investment Banking Division, Health Care Group for Painewebber Incorporated. He received his A.B. in Economics from Dartmouth College in 1983; and his Master of Business Administration in Finance from The Wharton School, The University of Pennsylvania in 1987.

A brief description of the terms and conditions pursuant to which Mr. Webster will serve as Senior Vice President, Finance and Chief Financial Officer are set forth in Item 1.01 above and incorporated into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement between the Company and Stephen Webster, M.B.A. dated June 13, 2008

99.1	Press Release of the Company dated June 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha E. Manning
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: June 13, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between the Company and Stephen Webster, M.B.A. dated June 13, 2008

99.1	Press Release of the Company dated June 13, 2008